EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-125731), the Registration Statement on Form S-3 (No. 333-114776), the Registration Statement on Form S-3 (No. 333-120448) and in the Registration Statement on Form S-8 (No. 333-119969) of Halozyme Therapeutics, Inc. (“Halozyme”) of our report dated March 12, 2006 relating to the consolidated financial statements of Halozyme which appears in the Form 10-KSB for Halozyme’s fiscal year ending December 31, 2005.
CACCIAMATTA ACCOUNTANCY CORPORATION
Irvine, California
April 4, 2006